UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

In connection with its 2024 Annual Meeting of Shareholders, on the evening of May 16, 2024, Genco Shipping & Trading Limited (“Genco”) issued a press release, a copy of which can be found below:

Genco Shipping & Trading Issues Statement Regarding
George Economou’s Withdrawal of his Nominee

Sets the Record Straight on Economou’s Campaign

Genco Continues Executing on the Comprehensive Value Strategy It Initiated in 2021

Shareholders Should Still Get Their Votes In “FOR” the Re-Election of Genco’s Seven Highly Qualified Director Nominees

NEW YORK, May 16, 2024 – Genco Shipping & Trading Limited (NYSE:GNK) (“Genco” or the “Company”) the largest U.S. headquartered drybulk shipowner focused on the global transportation of commodities, today issued the following statement regarding George Economou’s withdrawal of the nomination of Robert Pons for election to the Genco Board of Directors.

Genco issued the following statement:

We are pleased that George Economou has withdrawn from the proxy fight that he started. We note that to the very end, Economou continued to disseminate statements about Genco, our Board and our performance that we believe are inaccurate for the reasons set forth below. We believe Economou’s primary impact on Genco was diverting time and resources from our continued execution of our Comprehensive Value Strategy that predates his share purchases and subsequent sales. We would like to set the record straight:

•
We have made no changes to our strategy since Economou invested in our company. Our Board and management team carefully reviewed and ultimately rejected Economou’s suggestions. We have continued executing the clear Comprehensive Value Strategy the Board and management team established in 2021, which has resulted in Genco capturing opportunities in today’s strong drybulk market and enabled the Company to outperform our peers and the broader market over the last one, three and five year periods which demonstrates the strength of our strategy.[1] We firmly believe our recent stock price appreciation is the result of the strong drybulk market and the continued application of our strategy and has nothing to do with George Economou’s ill-conceived proxy fight.

•
We have long been the industry leader in corporate governance,[2] and we believe Economou’s claims about our Board, our Chairman and the recent appointment of Paramita Das are wrong. Our directors are highly qualified, active and engaged business leaders, all of whom we believe bring the right balance of skills and experience in areas relevant to our business. Importantly, our recent addition of Paramita Das to the Board is the result of a process that pre-dated Economou’s investment in Genco.

•
Key third parties rejected Economou’s proposal and his nominee. Leading independent proxy advisory firms Institutional Shareholder Services and Glass Lewis & Co. both reviewed Genco’s Board and recent performance, as well as Economou’s public materials, and recommended that Genco shareholders vote “FOR” Genco’s director nominees and against Economou’s nominee and proposal.

We appreciate the support of all Genco shareholders as we continue taking concrete steps to deliver on our Comprehensive Value Strategy and drive long-term sustainable shareholder value.

The Company’s Annual Meeting is scheduled to be held on May 23, 2024. Shareholders of record as of March 28, 2024, will be entitled to vote at the meeting. Even with Economou’s withdrawal of his nominee, shareholders should still get their votes in “FOR” the re-election of each of Genco’s nominees on the WHITE proxy card.

Shareholders can vote online or by telephone by following the easy instructions on the WHITE proxy card. Learn more at www.VoteForGenco.com.

Advisors

Jefferies LLC is acting as financial advisor to Genco, and Kramer Levin Naftalis & Frankel LLP is serving as legal counsel.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We provide a full-service logistics solution to our customers utilizing our in-house commercial operating platform, as we transport key cargoes such as iron ore, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Capesize (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk) enabling us to carry a wide range of cargoes. We make capital expenditures from time to time in connection with vessel acquisitions. As of May 14, 2024, Genco Shipping & Trading Limited’s fleet consists of 16 Capesize, 15 Ultramax and 12 Supramax vessels with an aggregate capacity of approximately 4,490,000 dwt and an average age of 11.8 years.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management’s current expectations and observations. For a discussion of factors that could cause results to differ, please see the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on form 10-K for the year ended December 31, 2023, and the Company’s reports on Form 10-Q and Form 8-K subsequently filed with the SEC. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

On April 16, 2024, Genco filed with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for Genco’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY GENCO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Genco free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Genco are also available free of charge by accessing Genco’s website at www.gencoshipping.com.

Participants

Genco, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting of Shareholders, including John C. Wobensmith (Chief Executive Officer and President), Peter Allen (Chief Financial Officer), Joseph Adamo (Chief Accounting Officer), Jesper Christensen (Chief Commercial Officer), and Genco’s directors other than Mr. Wobensmith, namely James G. Dolphin, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan. Investors and security holders may obtain more detailed information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Management,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in Genco’s Definitive Proxy Statement. To the extent holdings of such participants in Genco’s securities changed since the amounts described in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge as described above.

MEDIA/INVESTOR CONTACT:

Peter Allen
Chief Financial Officer
Genco Shipping & Trading Limited
(646) 443-8550

Aaron Palash / Carleigh Roesler / Jenna Shinderman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

1 Represents the total shareholder returns of Genco, the Company’s peers as listed in its proxy statement and the S&P 500 total return index, as of the closing price on May 15, 2024, for the past 1-, 3- and 5-year periods.
2 The Company was ranked #1 in the annual Webber Research ESG Scorecard for 2023, 2022 and 2021.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

These materials contain certain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management’s current expectations and observations. For a discussion of factors that could cause results to differ, please see the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on form 10-K for the year ended December 31, 2023, and the Company’s reports on Form 10-Q and Form 8-K subsequently filed with the SEC. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

On April 16, 2024, Genco filed with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for Genco’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY GENCO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Genco free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Genco are also available free of charge by accessing Genco’s website at www.gencoshipping.com.

Participants

Genco, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting of Shareholders, including John C. Wobensmith (Chief Executive Officer and President), Peter Allen (Chief Financial Officer), Joseph Adamo (Chief Accounting Officer), Jesper Christensen (Chief Commercial Officer), and Genco’s directors other than Mr. Wobensmith, namely James G. Dolphin, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan. Investors and security holders may obtain more detailed information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Management,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in Genco’s Definitive Proxy Statement. To the extent holdings of such participants in Genco’s securities changed since the amounts described in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge as described above.